UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2026

Medline Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-43022	33-1845288
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3 Lakes Drive

Northfield, IL 60093

(Address of principal executive offices, including zip code)

(847) 949-5500

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	MDLN	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On October 14, 2026, Medline Inc. (the “Company”) initiated a voluntary field action involving the removal, discontinuation, and market exit of all Medline Brand beds, including homecare beds, bariatric beds, and long-term care beds, as well as their associated pendants, accessories, replacement parts, and bed-containing order packages. The affected products are within the Company’s Front Line Care product category in the Company’s Medline Brand segment.

Net sales of the affected products for the twelve months ended June 27, 2026, were approximately $60 million. While it is too early to ascertain the total costs associated with the field action, including product discontinuation, inclusive of inventory impairment and disposal costs, and customer credits, the Company currently estimates associated costs of up to $220 million. These costs are expected to be incurred in 2026 and 2027 and to be excluded from Adjusted EBITDA. The estimated range reflects uncertainty regarding future customer participation. Actual customer credits may differ materially. The Company currently does not expect this action to have a material impact on its financial results for fiscal year 2026, including its full year 2026 guidance provided on August 5, 2026.

Additional information is available on the Company's corporate website under the Press Releases & Media Statements section of the News and Insights page.

The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “assume,” “believe” “contemplate,” “continue,” “could,” “estimate,” “expect,” “foreseeable,” “intend,” “may,” “plan,” “potentially,” “predict,” “project,” “seek,” “should,” “will,” or “would,” or similar conditional or future expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding the Company’s current expected financial impact and costs related to the voluntary field action and market exit of all Medline Brand beds, including the estimated value of costs associated with the field action and expected accounting treatment. The forward-looking statements are based on management’s current expectations and are subject to various risks, uncertainties, and changes in circumstances, many of which are beyond the Company’s control, that could cause actual results to differ materially, including, without limitation, risks related to the preliminary nature of the estimate of the costs associated with the field action, which may change in amount or timing, and the level of future customer participation and the actual customer credits provided, as well as the risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission, including the Company’s most recently filed Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. The Company disclaims any intent or obligation to update, revise, or withdraw any forward-looking statement in this Current Report on Form 8-K, except as required by applicable law or regulation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: October 21, 2026

MEDLINE INC.

By:	/s/ Michael B. Drazin
Name: Michael B. Drazin
Title: Chief Financial Officer